Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP High Yield Tax-Exempt Series, Inc.:
     AXP High Yield Tax-Exempt Fund

The board of trustees and unitholders
Tax-Free Income Trust:
     Tax-Free High Yield Portfolio


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    January 27, 2005